UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

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Investment Grade Municipal Income Fund Inc.

(Name of Registrant as Specified In Its Charter)

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On November 26, 2008, Investment Grade Municipal Income Fund Inc. (the “Fund”) made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying WHITE proxy card with respect to the Annual Meeting of Shareholders of the Fund to be held on January 15, 2009. The following additional proxy solicitation materials are expected to be mailed to shareholders on January 8, 2009.

Investment Grade Municipal Income Fund Inc.
51 West 52nd Street
New York, New York 10019-6114

January 7, 2009

Dear Shareholder:

Your Fund is under attack by a group of dissident hedge fund managers that is supporting several proposals to be considered at the Annual Meeting on Thursday, January 15, 2009 – only a few days from now.

THE MEETING IS IMMINENT. PLEASE SUPPORT YOUR FUND NOW – IF THE HEDGE FUNDS PREVAIL, THE FUND COULD BE LEFT WITHOUT AN INVESTMENT MANAGER AND BE FORCED TO LIQUIDATE OR TAKE OTHER ACTIONS TO THE DETRIMENT OF LONG-TERM INVESTORS WHO HAVE ENJOYED AN UNINTERRUPTED STREAM OF TAX-FREE INCOME FOR MORE THAN SIXTEEN YEARS. PLEASE VOTE YOUR SHARES ON THE WHITE PROXY CARD IMMEDIATELY.

If approved, the dissident proposals would: (1) replace the Fund’s experienced independent directors with a slate of hand-picked nominees whose primary loyalty is expected to be to a group of hedge funds; and (2) terminate the Fund’s investment advisory agreement with UBS Global Asset Management (Americas) Inc. (“UBS Global AM”) – replacing the Fund’s advisor with an as yet unnamed manager that would be far less familiar with the Fund’s portfolio and, presumably, primarily focused on the short-term goals of the hedge funds to the detriment of other investors.

ð   Do not be deceived by the misleading characterization of Fund performance put forth by the group of hedge funds led by Arthur D. Lipson and his Western Investment LLC hedge fund (“Western”). Month after month, the Fund’s investment performance continues to be strong compared to that of comparable closed-end funds. As of December 31, 2008, the Fund’s return based on net asset value per share has outperformed its peer group median (the Lipper General Muni Debt Funds (Leveraged) closed-end funds peer group) over the past one-, three- and five-year periods. In fact, the Fund beat 81% of its peers during the past one-year period, 80% of its peers during the past three-year period, and 66% of its peers during the past five-year period. Western used misleading comparisons with the performance of open-end funds that are not comparable to your Fund, rather than peer group performance data comprised of other leveraged municipal income closed-end funds prepared by Lipper, an independent third party service. The Fund’s performance on a market price per share basis remains very attractive, outperforming 78% of its peers during the past one-year period, 93% of its peers during the past three-year period, and 54% of its peers during the past five-year period.

ð   The dissidents want to destroy the Fund for their short-term profit. They want to terminate the current advisory contract and replace UBS Global AM with an unnamed manager. This would make it easier for them to sell the Fund’s assets through a forced liquidation, incurring costs for all investors and eliminating the Fund as a source of tax-exempt income for shareholders. Please do not let the Fund be orphaned and taken over by hedge funds and their allies.

ð   Contrary to what the dissidents would have you believe in their recent messages, UBS Global AM does not earn any management fees on the Fund’s assets that come from the auction preferred stock. It has waived fees related to those assets for years, as disclosed in numerous Fund disclosure documents, including its recent proxy materials.

INSTITUTIONAL SHAREHOLDER SERVICES INC. (“ISS”), THE LEADING INDEPENDENT PROXY ADVISORY FIRM, HAS RECOMMENDED AGAINST ALL OF THE DISSIDENTS’ PROPOSALS

If you do not want your Fund to be taken over by, and run for the benefit of, the dissidents and the hedge funds they manage, please vote “FOR” the re-election of the Fund’s director nominees, “FOR” the proposal to approve a new investment advisory contract with lower contractual fees and “AGAINST” two dissident supported proposals. Do NOT cast your vote on the gold proxy card that you may have received from the group led by Western. Please remember – only the latest vote counts.

The Directors of Investment Grade Municipal Income Fund Inc.

(If you have questions or need assistance in voting your shares, please call Georgeson Inc. toll-free at (866) 295-4328.)

Investment Grade Municipal Income Fund Inc.
51 West 52nd Street
New York, New York 10019-6114

January 7, 2009

Dear Shareholder:

Your Fund is under attack by a group of dissident hedge fund managers that is supporting several proposals to be considered at the Annual Meeting on Thursday, January 15, 2009 – only a few days from now.

THE MEETING IS IMMINENT. PLEASE SUPPORT YOUR FUND NOW – IF THE HEDGE FUNDS PREVAIL, THE FUND COULD BE LEFT WITHOUT AN INVESTMENT MANAGER AND BE FORCED TO LIQUIDATE OR TAKE OTHER ACTIONS TO THE DETRIMENT OF LONG-TERM INVESTORS WHO HAVE ENJOYED AN UNINTERRUPTED STREAM OF TAX-FREE INCOME FOR MORE THAN SIXTEEN YEARS. PLEASE VOTE YOUR SHARES ON THE WHITE PROXY CARD IMMEDIATELY.

If approved, the dissident proposals would: (1) replace the Fund’s experienced independent directors with a slate of hand-picked nominees whose primary loyalty is expected to be to a group of hedge funds; and (2) terminate the Fund’s investment advisory agreement with UBS Global Asset Management (Americas) Inc. (“UBS Global AM”) – replacing the Fund’s advisor with an as yet unnamed manager that would be far less familiar with the Fund’s portfolio and, presumably, primarily focused on the short-term goals of the hedge funds to the detriment of other investors.

ð   Do not be deceived by the misleading characterization of Fund performance put forth by the group of hedge funds led by Arthur D. Lipson and his Western Investment LLC hedge fund (“Western”). Month after month, the Fund’s investment performance continues to be strong compared to that of comparable closed-end funds. As of December 31, 2008, the Fund’s return based on net asset value per share has outperformed its peer group median (the Lipper General Muni Debt Funds (Leveraged) closed-end funds peer group) over the past one-, three- and five-year periods. In fact, the Fund beat 81% of its peers during the past one-year period, 80% of its peers during the past three-year period, and 66% of its peers during the past five-year period. Western used misleading comparisons with the performance of open-end funds that are not comparable to your Fund, rather than peer group performance data comprised of other leveraged municipal income closed-end funds prepared by Lipper, an independent third party service. The Fund’s performance on a market price per share basis remains very attractive, outperforming 78% of its peers during the past one-year period, 93% of its peers during the past three-year period, and 54% of its peers during the past five-year period.

ð   The dissidents want to destroy the Fund for their short-term profit. They want to terminate the current advisory contract and replace UBS Global AM with an unnamed manager. This would make it easier for them to sell the Fund’s assets through a forced liquidation, incurring costs for all investors and eliminating the Fund as a source of tax-exempt income for shareholders. Please do not let the Fund be orphaned and taken over by hedge funds and their allies.

ð   Contrary to what the dissidents would have you believe in their recent messages, UBS Global AM does not earn any management fees on the Fund’s assets that come from the auction preferred stock. It has waived fees related to those assets for years, as disclosed in numerous Fund disclosure documents, including its recent proxy materials.

INSTITUTIONAL SHAREHOLDER SERVICES INC. (“ISS”), THE LEADING INDEPENDENT PROXY ADVISORY FIRM, HAS RECOMMENDED AGAINST ALL OF THE DISSIDENTS’ PROPOSALS

If you do not want your Fund to be taken over by, and run for the benefit of, the dissidents and the hedge funds they manage, please vote “FOR” the re-election of the Fund’s director nominees, “FOR” the proposal to approve a new investment advisory contract with lower contractual fees and “AGAINST” two dissident supported proposals. Do NOT cast your vote on the gold proxy card that you may have received from the group led by Western. Please remember – only the latest vote counts.

To ensure your vote is heard, please enter your voting instructions up until 11:59 PM Eastern time on January 14, 2009:
BY PHONE at 1-800-454-8683 or ONLINE at WWW.PROXYVOTE.COM

The Directors of Investment Grade Municipal Income Fund Inc.

(If you have questions or need assistance in voting your shares, please call Georgeson Inc. toll-free at (866) 295-4328.)